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Exhibit 16.1


                  [Stanley M. Moffitt, CPA, Moffit letterhead]


October 17, 2002
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Re: iBIZ Technology Corp.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4.1 of Form 8-K dated October 17, 2002; and

(2) We agree with the response.

Sincerely,



/s/ Stanley M. Moffitt
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    Stanley M. Moffitt, CPA